Exhibit 99.1

Hyperspring, LLC and its Affiliates

Combined Financial Statements

Years Ended December 31, 2013 and 2012

Independent Auditor's Report

Members
Hyperspring, LLC and its Affiliates
Huntsville, Alabama

We have audited the accompanying combined financial statements of Hyperspring, LLC and its Affiliates, which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, changes in members' equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Hyperspring, LLC and its Affiliates as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Bethesda, Maryland
January 29, 2015

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash	$346,024	$781,779
Accounts receivable	673,155	768,140
Other current assets	22,495	15,470

TOTAL CURRENT ASSETS	1,041,674	1,565,389

PROPERTY AND EQUIPMENT
Vehicles	219,583	219,583
Machinery and equipment	74,480	12,318
Furniture and fixtures	10,411	-
	304,474	231,901
Less: accumulated depreciation	(176,551)	(132,700)

PROPERTY AND EQUIPMENT, NET	127,923	99,201

TOTAL ASSETS	$1,169,597	$1,664,590

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Line of credit	$225,816	$85
Current portion of notes payable	103,322	129,901
Accounts payable	16,570	820
Accrued payroll	329,427	721,033
Accrued interest	3,241	3,241
TOTAL CURRENT LIABILITIES	678,376	855,080

NON-CURRENT PORTION OF NOTES PAYABLE	279,321	382,642

TOTAL LIABILITIES	957,697	1,237,722

TOTAL MEMBERS' EQUITY	211,900	426,868

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,169,597	$1,664,590
The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF OPERATIONS

	December 31,
	2013	2012

Service revenue	$19,161,801	$21,118,014
Less: discounts	(136,342)	(144,284)

NET REVENUE	19,025,459	20,973,730

COST OF REVENUE	17,522,687	19,139,376

GROSS PROFIT	1,502,772	1,834,354

OPERATING EXPENSES:
Selling, general and administrative	793,938	1,121,019
Depreciation	43,851	55,466
TOTAL OPERATING EXPENSES	837,789	1,176,485

OPERATING INCOME	664,983	657,869

INTEREST EXPENSE	75,491	64,536

NET INCOME	$589,492	$593,333
The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

Members'
Equity
Balance, December 31, 2011	$527,584

Members' Distributions	(168,706)
Net Income	593,333
Buyout of member	(525,343)
Balance, December 31, 2012	426,868

Members' Distributions	(804,460)
Net Income	589,492
Balance, December 31, 2013	$211,900
The accompanying notes are an integral part of these combined financial statements.

HYPERSPRING, LLC AND ITS AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$589,492	$593,333
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	43,851	55,466
Loss on disposal of property and equipment	-	7,448
Bad debt expense	-	223,750
(Increase) decrease in:
Accounts receivable	94,985	1,191,380
Related party receivable	-	539,689
Other current assets	(7,025)	3,828
Increase (decrease) in:
Accounts payable	15,750	(11,445)
Related party payable	-	(323,179)
Accrued payroll	(391,606)	211,574
Accrued interest	-	3,241

NET CASH PROVIDED BY OPERATING ACTIVITIES	345,447	2,495,085

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(72,573)	-
Net proceeds from the sale of property and equipment	-	28,130

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(72,573)	28,130

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) the line of credit	225,731	(1,562,915)
Principal payments on notes payable	(129,900)	(294,289)
Member distributions	(804,460)	(168,706)

NET CASH USED IN FINANCING ACTIVITIES	(708,629)	(2,025,910)

NET (DECREASE) INCREASE IN CASH	(435,755)	497,305

CASH, BEGINNING OF YEAR	781,779	284,474

CASH, END OF YEAR	$346,024	$781,779

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$75,491	$64,536

Hyperspring, LLC buyout of member	$-	$525,343
The accompanying notes are an integral part of these combined financial statements.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business of the Affiliates and Ownership
Hyperspring, LLC and its Affiliates (the "Company" or "Hyperspring") is made up of the following affiliated entities:
Hyperspring, LLC
Hyperspring, LLC is headquartered in Huntsville, AL and provides a diverse suite of solutions to the energy industry, including training, staffing, and operations support, including: Procedure Development, Work Management, Tagging/Labeling, Outage Execution, Planning/Scheduling, Corrective Action, Self-Assessments, and Equipment Reliability. In addition to these services, Hyperspring also provides turnkey training programs for:  Generic Fundamentals Exams (GFES), Maintenance, Accreditation Training Visit (ATV) Preparation and Senior Reactor Operator (SRO) Certification.
Hyperspring, LLC is equally owned by three affiliated members as of December 31, 2013 and 2012. In September 2012, a fourth member sold his 25% ownership to the other three members for $500,000. Hyperspring issued a $500,000 promissory note to the divesting partner, payable in monthly installments of $12,500 with a maturity date of September 2017. As a result, the other three members' ownership percentages increased to 33.3% on the date of the sale.
Spartan Energy Group, LLC ("Spartan")
Spartan was headquartered in Dora, Alabama and was established to provide technical and industrial services such as operations support, staff augmentation, and asset management. Three of Spartan's members were also members of Hyperspring, LLC and Hyperspring Technical Services LLC, with approximately 70% equal ownership as of December 31, 2012 and 75% equal ownership as of December 31, 2013. As discussed in Note 7, on March 29, 2014, this entity was merged into Hyperspring, LLC.
Hyperspring Technical Services LLC ("HTS")
HTS was headquartered in Huntsville, AL and was established to provide similar services as Hyperspring, LLC but to privately-owned customers. The ownership structure of this entity was the same as Hyperspring, LLC as of December 31, 2012. During 2013, this entity was merged into Hyperspring, LLC.
Principles of combination
The accompanying combined financial statements include Hyperspring, LLC and its Affiliates.  All material intercompany balances and transactions have been eliminated in combination as of December 31, 2013 and 2012.
Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, the Company evaluates the estimates used, including but not limited to those related to revenue recognition. Actual results could differ from these estimates.
Accounts Receivable
Accounts receivable represent amounts due from clients for services rendered. The Company carries its accounts receivable at cost less an allowance for doubtful accounts, if applicable.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions. The Company does not accrue interest on past due trade receivables. A receivable is considered past due if the Company has not received payment within sixty days of the stated due date. The Company pursues delinquent accounts, and exhausts all means of collection prior to writing off a receivable as uncollectible. The Company believes all accounts receivable as of December 31, 2013 and 2012 are fully collectible. Accordingly, no reserve for bad debts exists as of December 31, 2013 and 2012.  Total bad debt expense for the years ended December 31, 2013 and 2012 was $0 and $223,750, respectively.
Included in accounts receivable are unbilled receivables, which represent revenue earned on time and material contracts and fixed price contracts during the year which were not invoiced until the following year. Unbilled receivables of  $20,218 and $29,998 are included in accounts receivable on the balance sheets as of December 31, 2013 and 2012, respectively.
Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and short-term borrowings approximate fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.
Property and Equipment
Property and equipment is carried at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of operations.
Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets, generally five years.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue Recognition
The Company recognizes revenue primarily through support services under written service contracts with customers. The service contracts generally fall into two specific categories: time and materials and fixed-price.
The revenue under time and materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. The Company routinely evaluates whether revenue and profitability should be recognized in the current period. The Company estimates the proportional performance on fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project. This method is used because reasonably dependable estimates of costs and revenue earned can be made, based on historical experience and milestones identified in any particular contract.  If the Company does not have a sufficient basis to measure progress toward completion, revenue is recognized upon completion of performance, subject to other project management assessments as to the status of work performed.
For the years ended December 31, 2013 and 2012, the following customers provided more than 10% of the Company's combined revenue:
	December 31,	December 31,
	2013	2012
Tennessee Valley Authority	73.0%	67.0%
Entergy Corporation	13.2%	15.0%
Cost of Revenue
Cost of revenue is composed primarily of project personnel costs, including direct salaries, per diem, payroll taxes, employee benefits, contractor costs and travel expenses for personnel dedicated to customer projects.  These costs represent the most significant expense incurred in providing services.
Advertising Costs
Advertising and promotional costs are expensed when incurred. Advertising and promotional expenses for the years ended December 31, 2013 and 2012 were $27,591 and $36,323, respectively.
Income Taxes
The Company is not a taxpaying entity for federal and state income tax purposes. Accordingly, the Company's taxable income and deductions are reported by the members on their individual income tax returns. Therefore, no provision for Federal or State income tax has been made by the Company for the years ended December 31, 2013 or 2012.

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS
In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under today's guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. This guidance will be effective for the Company in the first quarter of its fiscal year ending December 31, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently in the process of evaluating the impact of its pending adoption of this ASU on the Company's combined financial statements and has not yet determined the method by which it will adopt the standard in 2017.

NOTE 3 – CONCENTRATIONS
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash in accounts with a reputable federally insured financial institution. At times, the balances in these accounts may be in excess of federally insured limits. As of December 31, 2013 and 2012, the Company held $112,000 and $495,000 in excess of  federally insured limits at one financial institution.
The Company is subject to concentration of credit risk with respect to accounts receivable. Credit risk on contract receivables is mitigated by the nature of the Company's nationwide customer base and its credit policies.  The Company's customers are concentrated in the United States and in the energy industry. The following customers have provided more than 10% of the Company's combined contract receivables for the indicated periods:
	December 31,	December 31,
	2013	2012
Tennessee Valley Authority	53.6%	28.8%
PSEG Nuclear LLC	10.9%	7.1%
Entergy Corporation	9.3%	26.6%

NOTE 4 – LINE OF CREDIT
For the years ended December 31, 2013 and 2012, Hyperspring, LLC had a $1,000,000 working capital line of credit with a local financial institution.  Interest was payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 2.50%. The effective rate at December 31, 2013 and 2012 was 5.750%. The line was secured by all accounts and was guaranteed by the members of Hyperspring, LLC.  At December 31, 2013 and 2012 the outstanding balances on the line of credit were $221,810 and $85, respectively.
On December 7, 2014, the working capital line of credit matured while the bank was renegotiating the new terms with GSE Systems, Inc. and Hyperspring, LLC subsequent to the acquisition of Hyperspring (See Note 7).  On January 22, 2015, a promissory note was executed between Hyperspring, LLC and Iberia Bank to extend the $1.0 million line of credit until June 30, 2015. Under the new terms, interest is payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 1.00%. The effective rate at the date of the promissory note was 4.25%. The line is secured by all accounts and guaranteed by GSE Systems, Inc.
For the years ended December 31, 2013 and 2012, Spartan had a $200,000 working capital line of credit with a local financial institution. Interest was payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 2.50%. The effective rate was 5.750% at December 31, 2013 and 2012. The line was secured by assignment of contracts and was guaranteed by all members. At December 31, 2013 and 2012 the outstanding balances on the line of credit were $4,006 and $0, respectively.  In conjunction with Spartan merging into Hyperspring, LLC, Spartan's line of credit was not renewed and expired on July 7, 2014 (See Note 7).
The Company draws on its line of credit as needed to provide for payroll funding. The line is replenished through collection of receivables obtained in the following weeks. Due to the short-term nature of the line of credit activity, payments and proceeds from the line of credit have been netted in the combined statements of cash flows.

NOTE 5 – NOTES PAYABLE

Notes payable consist of the following at December 31, 2013:
Note Payable - former member; original amount of $500,000 established September 1, 2012; 3% interest; matures February 1, 2017.	$382,643
Less: current portion	(103,322)
Non-current portion of notes payable	$279,321
Notes payable consist of the following at December 31, 2012:
Note Payable - former member; original amount of $500,000 established September 1, 2012; 3% interest; matures February 1, 2017.	$472,652

Note Payable - Bank of America; original amount of $63,573 established February 12, 2010; 4.81% interest; matures February 12, 2015; secured by vehicle.	16,304

Note Payable - BMW Financial Services; original amount $70,063 established December 13, 2010; 0.90% interest; matures December 13, 2013; secured by vehicle.	23,587

Total notes payable	512,543
Less: current portion	(129,901)
Non-current portion of notes payable	$382,642
As of December 31, 2013, the scheduled maturities of long-term debt are as follows:
Years ended December 31,
2014	$103,322
2015	118,603
2016	136,145
2017	24,573
Total	$382,643
In November 2014, the notes payable due to a former member was paid off by the Company.

NOTE 6 – LEASES

As of December 31, 2013 and 2012, the Company was obligated under operating leases for office facilities and equipment. Minimum future rental payments under the non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2013, for each of the next three years and in the aggregate are as follows:

Years ended December 31,
2014	$20,640
2015	20,070
2016	12,240
Total future minimum lease payments	$52,950

Total rent expense was $28,480 and $30,140 for the years ended December 31, 2013 and 2012, respectively.

NOTE 7 – SUBSEQUENT EVENT

Effective March 29, 2014, Spartan merged its operations into Hyperspring, LLC. As a result of the merger, one of the members of Spartan became the fourth member of Hyperspring, LLC, with each member owning 25% of Hyperspring, LLC.
On November 14, 2014, GSE Systems, Inc., through its operating subsidiary, GSE Power Systems, Inc. ("GSE Power") completed the acquisition of Hyperspring, LLC and its Affiliates. The purchase price for Hyperspring is comprised of an initial payment of $3.0 million in cash which was paid on closing and subject to working capital adjustments, and up to an additional $8.4 million which will be paid to the former members of Hyperspring if Hyperspring attains certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets for the three-year period ending November 2017. Hyperspring will operate as a wholly-owned subsidiary of GSE Power and will be run by its president, Paul Abbott.
In November 2014, the notes payable due to a former member was paid off by the Company.
On December 7, 2014, the working capital line of credit matured while the bank was renegotiating the new terms with GSE Systems, Inc. and Hyperspring, LLC subsequent to the acquisition of Hyperspring. On January 22, 2015, a promissory note was executed between Hyperspring, LLC and Iberia Bank to extend the $1.0 million line of credit until June 30, 2015. Interest is payable monthly at a rate of the prime rate of interest as published in the money rate section of the Wall Street Journal plus 1.00%. The effective rate at the date of the promissory note was 4.25%. The line is secured by all accounts and guaranteed by GSE Systems, Inc.
Management has evaluated subsequent events through January 29, 2015, the date which the financial statements were available to be issued.